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                                                                    EXHIBIT 24.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-11 (No. 333-76761) of Corporate Property Associates 14 Incorporated and Subsidiaries of our report dated March 23, 2001 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 23, 2001 relating to the financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

New York, New York
        March 27, 2001


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